Exhibit 99.4
TRANSPHORM, INC.
NOTICE TO CLIENTS OF STOCKHOLDERS WHO ARE ACTING AS NOMINEES
Up to 4,545,454 Shares of Common Stock Issuable Upon Exercise of Non-Transferable Subscription Rights
July 5, 2023
Dear Stockholder:
Enclosed for your consideration is a prospectus supplement dated July 5, 2023 (as amended and supplemented from time to time, the “Prospectus Supplement”), and the accompanying prospectus dated September 29, 2022 (together with the Prospectus Supplement, the “Prospectus”), relating to the offering by Transphorm, Inc. (the “Company”) of non-transferable subscription rights (the “Subscription Rights”) to subscribe for up to an aggregate of 4,545,454 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Subscription Rights are offered on the terms and subject to the conditions described in the Prospectus and are evidenced by Non-Transferable Subscription Rights Certificates.
Pursuant to the rights offering described in the Prospectus (the “Rights Offering”), each stockholder owning shares of Common Stock as of 5:00 p.m., Eastern Daylight Time, on June 26, 2023 (such date, the “Record Date” and, such stockholder, an “Eligible Stockholder”) will receive one non-transferable Subscription Right for every share of Common Stock held as of the Record Date. Each Subscription Right carries with it (i) a basic subscription right, which entitles the holder to purchase 0.07655623 of a share of Common Stock and (ii) an over-subscription privilege, which entitles each Eligible Stockholder that has exercised its basic subscription right in full to subscribe for additional shares of Common Stock that are offered in the Rights Offering, to the extent other Eligible Stockholders have not exercised their basic subscription rights in full. The subscription price is $3.30 per whole share of Common Stock (the “Subscription Price”). No fractional shares of Common Stock will be issued upon the exercise of any Subscription Rights. If, pursuant to an Eligible Stockholder’s exercise of its Subscription Rights, the number of shares of Common Stock that such Eligible Stockholder would be entitled to receive would result in receipt of a fractional share, the aggregate number of shares of Common Stock the Eligible Stockholder is entitled to purchase will be rounded up to the nearest whole number. The Subscription Price must be paid for each whole share of Common Stock that is purchased. Broadridge Corporate Issuer Solutions, LLC (the “Subscription Agent”) will return any excess payments, without interest or penalty.
The Subscription Rights may be exercised at any time during the subscription period, which commences on July 5, 2023 and ends at 5:00 p.m., Eastern Daylight Time, on July 21, 2023 (the “Expiration Time”), unless extended by the Company. The Subscription Rights are non-transferable and will not be listed for trading on any stock exchange. This means that Eligible Stockholders may not sell, transfer, or assign their Subscription Rights to anyone else. The Common Stock is listed on the Nasdaq Capital Market under the symbol “TGAN.”
Enclosed are copies of the following documents:
1.the Prospectus; and
2.a Beneficial Owner Election Form.
THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF SUBSCRIPTION RIGHTS MAY ONLY BE MADE BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.
Accordingly, as your nominee, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise any Subscription Rights.
Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Subscription Rights on your behalf pursuant to the terms and subject to the conditions set forth in the Prospectus. The Subscription Rights will expire at the Expiration Time.

If you wish to have us, on your behalf, exercise your Subscription Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form included with this letter. Please contact us for our deadline with respect to your submission of the Beneficial Owner Election Form.
ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AND INFORMATION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: (888) 789-8409 OR VIA EMAIL AT SHAREHOLDER@BROADRIDGE.COM.